Exhibit 99.1

MDU Resources Completes Spinoff of Everus Construction Group

BISMARCK, N.D., Nov. 1, 2024 – MDU Resources Group, Inc. (NYSE: MDU) today announced the successful completion of the spinoff of its construction services subsidiary, Everus Construction Group (NYSE: ECG). As a result of the spin-off, Everus is now an independent public company.

“This achievement is truly remarkable, and a testament to the hard work and dedication of our employees,” said Nicole Kivisto, president and CEO of MDU Resources. “The successful spinoff of Everus within two years of spinning off Knife River Corporation emphasizes our strategic vision for MDU Resources as a pure-play regulated energy delivery business. We expect this move will create value for our shareholders and allow each company to thrive independently.”

Distribution Details
As previously announced, the separation was achieved through a pro rata distribution of all outstanding shares of Everus common stock to MDU Resources stockholders. As of 11:59 p.m. ET on October 31, 2024, MDU Resources stockholders received one share of Everus common stock for every four shares of MDU Resources common stock held as of the close of business on October 21, 2024, the record date for the distribution. Fractional shares of Everus common stock were not distributed; instead, they were aggregated and sold on the open market, with the net proceeds distributed as cash payments to stockholders who would have otherwise received fractional shares.

Trading Information
Everus common stock will begin “regular way” trading today on the New York Stock Exchange (NYSE) under the ticker symbol “ECG.” MDU Resources will continue to trade on the NYSE under the ticker symbol “MDU.”

Tax Information
The distribution is expected to be tax-free to MDU Resources stockholders for U.S. federal income tax purposes, except for cash received in lieu of fractional shares. Stockholders are encouraged to consult their tax advisors regarding the specific tax consequences of the distribution.

Advisors
J.P. Morgan Securities LLC and PJT Partners are serving as financial advisors for the transaction; Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. For a discussion of important factors that could cause actual results to differ, refer to MDU Resources’ most recent Form 10-K and Form 10-Q filings with the SEC.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P SmallCap 600 Index, provides essential products and services through its regulated energy delivery businesses. Founded in 1924, the company is celebrating its 100th anniversary; learn more at www.mdu.com/100th-anniversary. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Everus Construction Group
Everus Construction Group, Inc. is Building America’s Future™ by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to utility, transportation, commercial, industrial, institutional, renewable and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as manufacturing and distribution of transmission line construction equipment and tools. For more information about Everus, visit everus.com.

Investor Contacts: Brent Miller, MDU Resources assistant treasurer and director of financial projects and investor relations, 701-530-1730
Paul Bartolai with Vallum Advisors for Everus, 773-489-5692

Media Contacts: Byron Pfordte, MDU Resources manager of integrated communications, 208-377-6050
Laura Lueder, Everus director of communications, 701-221-6444